UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 10, 2013

Date of Report (Date of earliest event reported)

Annie’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

1610 Fifth Street

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

(510) 558-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On June 10, 2013, Annie’s, Inc. (the “Company”) issued a press release announcing financial results for the fourth quarter and fiscal year ended March 31, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished on this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

Adjusted net sales, adjusted net income, EBITDA, adjusted EBITDA, adjusted diluted shares and adjusted diluted EPS are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in the press release furnished as Exhibit 99.1: (1) adjusted net sales represents net sales adjusted for impact on net sales due to product recall; (2) adjusted net income represents net income adjusted for impact on net sales, cost of sales, selling, general and administrative expenses and provision for income taxes due to product recall; the change in fair value of convertible preferred stock warrant liability; secondary offering costs and provision for income taxes related to the secondary offering costs; and advisory agreement termination fee; (3) EBITDA represents net income plus interest expense, provision for income taxes, and depreciation and amortization; (4) adjusted EBITDA represents EBITDA adjusted for impact on net sales, cost of sales and selling, general and administrative expenses due to product recall; secondary offering costs; stock-based compensation; management fees; advisory agreement termination fee; and change in fair value of convertible preferred stock warrant liability; (5) adjusted diluted shares, which is used in the calculation of adjusted diluted EPS for fiscal 2012, represent weighted average shares of common stock outstanding used in computing diluted earnings per share plus conversion of weighted average convertible preferred stock on an “as-if” converted basis; and (6) adjusted diluted EPS represents adjusted net income divided by weighted average shares of common stock outstanding or adjusted diluted shares, as applicable.

The Company presents adjusted net sales, adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted EPS because the Company believes these measures provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the related reconciliation to the most directly comparable GAAP measure, provide a more complete understanding of Company’s business than could be obtained absent this disclosure. The Company uses adjusted net sales, adjusted net income, EBITDA, adjusted EBITDA, and adjusted diluted EPS together with financial measures prepared in accordance with GAAP to assess Company’s operating performance, to provide meaningful comparisons of operating performance across periods, to enhance Company’s understanding of its core operating performance and to compare its performance to that of its peers and competitors. The Company also believes that these non-GAAP financial measures are useful to investors in assessing the operating performance of Company’s business without the effect of the items described above. In addition, the Company uses adjusted diluted shares because immediately prior to the closing of the Company’s IPO, all of the shares of convertible preferred stock automatically converted into shares of common stock. Adjusted net sales, adjusted net income, EBITDA, adjusted EBITDA, adjusted diluted shares and adjusted diluted EPS are subject to inherent limitation as they reflect the exercise of judgment by management in determining how they are formulated. Further, Company’s computation of these non-GAAP measures is likely to differ from methods used by other companies in computing similarly titled or defined terms, limiting the usefulness of these measures. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures and do not purport to be alternatives to either net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release issued by Annie’s, Inc. entitled “Annie’s Reports Fourth Quarter and Fiscal 2013 Financial Results,” dated June 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: June 10, 2013	By:	/s/ Kelly J. Kennedy
Kelly J. Kennedy
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Annie’s, Inc. entitled “Annie’s Reports Fourth Quarter and Fiscal 2013 Financial Results,” dated June 10, 2013.